EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Center Bancorp, Inc. (the “Corporation”) on Form 10-Q for the quarter ended March 31, 2005 filed with the Securities and Exchange Commission (the “Report”), I, John J. Davis, President and Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Corporation as of the dates presented and the consolidated result of operations of the Corporation for the periods presented.

Dated: May 10, 2005

/s/: JOHN J. DAVIS
John J. Davis
President and Chief Executive Officer